Exhibit 99.1

Press Release

Contacts:

Investors:	William Kuser	203-573-2213
Media:	Mary Ann Dunnell	203-573-3034

Chemtura Reports Fourth Quarter and Full Year 2006 Results

MIDDLEBURY, CT – February 11, 2007 - Chemtura Corporation (NYSE: CEM; the “Company”) reported today a loss from continuing operations for the fourth quarter of 2006 of $145.9 million, or $0.61 per diluted share, and a loss from continuing operations on a non-GAAP basis of $3.3 million or $0.01 per diluted share.  The discussion below includes information on both a GAAP and non-GAAP basis.  The Company has presented the non-GAAP financial information because the Company’s management uses the non-GAAP information internally to evaluate and manage the performance of the Company’s operations, and management believes that the non-GAAP financial information provides useful information to investors.  A reconciliation of the GAAP and non-GAAP financial information has been provided in the supplemental schedules included in this release.

The following is a summary of the fourth quarter and full year results:

	Fourth quarter			Full Year
(In millions)	2006	2005	% change	2006	2005	% change
Net sales (a)	$873.6	$876.1	—	$3,722.7	$2,986.6	25%
Operating profit (loss) (b)	$(15.6)	$(0.4)	NM	$35.6	$55.4	(36)%
Loss from continuing operations (b)	$(145.9)	$(93.0)	(57)%	$(218.1)	$(184.9)	(18)%
Diluted loss per share from continuing operations	$(0.61)	$(0.39)	(56)%	$(0.91)	$(1.04)	13%

The following is a summary of the fourth quarter and full year 2006 results on a non-GAAP basis as compared with the fourth quarter and full year 2005 results on a pro forma and non-GAAP basis.  The pro forma basis reflects the impact of the merger with Great Lakes Chemical Corporation (the Merger) as if it occurred on January 1, 2005, which has been set forth in the supplemental disclosures attached to this press release:

	Fourth quarter			Full Year
(In millions)	2006	2005	% change	2006	Pro forma 2005	% change
Net sales (a)	$873.6	$876.1	—	$3,722.7	$3,898.4	(5)%
Non-GAAP operating profit (b)	$29.5	$47.7	(38)%	$260.9	$351.4	(26)%
Non-GAAP earnings (loss) from continuing operations (b)	$(3.3)	$8.6	(138)%	$92.1	$143.6	(36)%
Non-GAAP diluted earnings (loss) per share from continuing operations	$(0.01)	$0.04	(125)%	$0.38	$0.60	(37)%

NM = Not meaningful.

(a)          Includes $48.3 million for 2005 relating to the Polymer Processing Equipment business that was deconsolidated in April 2005.

(b)   Includes $2.3 million ($1.4 million after-tax) and $8.8 million ($5.6 million after-tax) for the fourth quarter and year ended 2006, respectively, which represents the effects of implementing FASB Statement 123R for stock-based compensation.

“Although we have made progress on a number of fronts during 2006 – strengthening our balance sheet, resolving legacy antitrust issues, reshaping our portfolio, and generating cash – fourth quarter and full year results are significantly below our expectations,” said Robert Wood, chairman and CEO.  “Most of the underperformance was in Rubber Additives, EPDM Polymers and non-Flame Retardant Plastics Additives.  We have taken steps and have gained momentum coming into 2007 by addressing all of these matters with the announced divestiture of Rubber Chemicals and EPDM and the aggressive overhaul of the non-Flame Retardant Plastics Additives business.

“Our mandate for 2007 is clear:  Fix non-Flame Retardant Plastics Additives; continue to restructure our portfolio; streamline costs while exploring revenue enhancing opportunities; and continue to strengthen the organization’s talent base and processes.  We believe that accomplishing these objectives will create improved earnings and lead to long-term success,” Wood concluded.

Fourth Quarter Results

Fourth quarter 2006 net sales of $873.6 million were less than one percent below fourth quarter 2005 net sales of $876.1 million. The decrease is primarily due to lower sales of $10.4 million related to the sale of the Company’s Industrial Water Additives business (“IWA”) in May 2006 and an $18.1 million decrease in sales volume, which were mostly offset by increased selling prices of $16.1 million and favorable foreign currency translation of $12 million.

The operating loss for the fourth quarter of 2006 was $15.6 million as compared with an operating loss of $0.4 million for the fourth quarter of 2005.  The $15.2 million decrease is primarily due to higher raw material and energy costs of $24.7 million, additional depreciation due to the change in the useful life of certain assets at several of the Company’s manufacturing facilities of $7.2 million, higher facility closures, severance and related costs of $9.0 million, the accelerated recognition of asset retirement obligations of $8.8 million, lower sales volume of $7.2 million, $5.8 million of unfavorable manufacturing costs resulting from lower production volumes, an increase in the provision for doubtful accounts of $5.0 million primarily resulting from the depressed economic situation in the agricultural markets in Brazil, $4.2 million costs of other strategic and corporate initiatives, the absence of a $3.2 million gain related to a previously divested business, and inventory write-offs of $3.1 million.  These charges were partially offset by a decrease in antitrust costs of $17.1 million, increased selling prices of $16.1 million, reduced merger costs of $16.0 million and cost reduction program savings of $12.8 million.  The operating loss also includes $2.3 million ($1.4 million after-tax) related to incremental stock-based compensation expense for the quarter ended December 31, 2006, associated with the adoption of FASB Statement No. 123R, “Share Based Payment,” on January 1, 2006.

The loss from continuing operations for the fourth quarter of 2006 was $145.9 million, or $0.61 per diluted share, compared with a loss of $93.0 million, or $0.39 per diluted share, for the fourth quarter of 2005.  The decrease was primarily due to an increase in tax expense of $90.1 million.  The Company intends to repatriate cash generated overseas to reduce U.S. debt.  Fourth quarter earnings reflect a charge of $123.0 million to establish a deferred tax liability related to this repatriation strategy. Other significant changes to the loss from continuing operations include the $15.2 million decrease in operating profit discussed above and a $3.8 million increase in the negative effect of foreign exchange partially offset by improvements due to the absence of costs for debt retirement in 2006 as compared with debt retirement charges of $44.2 million in December 2005, lower interest expense of $8.2 million and a gain on the sale of the Company’s equity interest in the Davis Standard venture of $5.7 million.

During the fourth quarter of 2006, the Company recorded a gain on sale of discontinued operations of $1.6 million (net of taxes of $0.2 million), or $0.01 per diluted share, related to the sale of the OrganoSilicones business to General Electric Company (“GE”) in July of 2003.  This gain represents the reversal of reserves for certain contingencies that the Company no longer expects to incur.

During the fourth quarter of 2005, the Company recorded a gain on sale of discontinued operations of $22.3 million (net of taxes of $7.3 million), or $0.09 per diluted share, primarily due to purchase price adjustments related to the July 2003 sale of the OrganoSilicones business unit and a cumulative effect of accounting change of $0.5 million (net of taxes of $0.3 million), related to the implementation of FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations.”

Fourth Quarter Non-GAAP Results

On a non-GAAP basis, fourth quarter 2006 operating profit was $29.5 million as compared with fourth quarter 2005 pro forma non-GAAP operating profit of $47.7 million.

The non-GAAP loss from continuing operations for the fourth quarter of 2006 of $3.3 million or $0.01 per diluted share, excludes pre-tax charges of $18.8 million for antitrust costs resulting primarily from settlement offers and legal fees associated with the antitrust investigations and civil lawsuits, $9.1 million for additional depreciation due to the change in the useful life of certain assets at several of the Company’s manufacturing facilities, $8.8 million related to the acceleration of asset retirement obligations, $7.4 million for facility closures, severance and related costs and a $5.7 million gain on the sale of the Company’s equity interest in the Davis Standard venture.  Non-GAAP earnings from continuing operations includes $2.3 million ($1.4 million after-tax) related to the incremental stock-based compensation expense for the quarter ended December 31, 2006, associated with the adoption of FASB Statement No. 123R, “Share Based Payment,” on January 1, 2006.

Non-GAAP earnings from continuing operations for the fourth quarter of 2005 excludes pre-tax charges of $44.2 million for the loss on early extinguishment of debt, $35.9 million for antitrust costs resulting primarily from settlement offers made to certain rubber chemicals, EPDM  and indirect class action claimants and legal fees associated with the antitrust investigations and civil lawsuits, $17.2 million for Merger costs, and a $3.2 million gain related to a previously divested business.

Full Year Results

Net sales for the year ended December 31, 2006 of $3,722.7 million were $736.1 million above net sales for the comparable period of 2005 of $2,986.6 million. The increase was primarily due to $855.6 million in additional sales resulting from the Merger, a $62.8 million increase in selling prices and $5.0 million due to favorable foreign currency translation, partially offset by a $108.3 million decrease in sales volume, the absence of $48.3 million of sales due to the deconsolidation of the Company’s Polymer Processing Equipment business in April 2005, $21.5 million due to the divestiture of the IWA business in May 2006 and $9.1 million due to the net effect of other acquisitions and divestitures.

Operating profit for the year ended December 31, 2006 was $35.6 million as compared with $55.4 million for the twelve months ended December 31, 2005.  This 36 percent decrease is primarily a result of a $80.3 million charge related to the impairment of non-current assets, higher antitrust costs of $40.4 million due primarily to additional settlements throughout 2006, $90.4 million in higher raw material and energy costs, $55.3 million in lower sales volume, $34.4 million in unfavorable manufacturing costs resulting from lower production volumes, $7.3 million in unfavorable currency translation, higher freight costs of $14.9 million related to fuel surcharges, $14.4 million costs of other strategic and corporate initiatives, a net loss on sale of IWA of $12.3 million, an increase in the provision for doubtful accounts of $8.5 million primarily resulting from the depressed economic situation in the agricultural markets in Brazil, inventory write-offs of $8.6 million, $7.7 million due to the absence of operating profit due to the sale of IWA, $8.8 million related to the incremental effect of stock option expense, an increase in depreciation and amortization resulting from a full year of depreciation for the Great Lakes assets, and $15.9 million additional depreciation due to the change in useful lives of certain assets at several of the Company’s manufacturing facilities.  These charges were offset in part by $130.2 million of additional operating profit resulting from businesses acquired in the Merger through the first six months of 2006, $62.8 million in higher selling prices,  $74.3 million in cost reduction program savings, lower facility closures, severance and related costs of $17.2 million, lower merger costs of $28.2 million, the absence of the write-off of in-process research and development of $73.3 million and purchase accounting inventory adjustments of $37.1 million in 2005 related to the Merger.

The loss from continuing operations for the year ended December 31, 2006 was $218.1 million, or $0.91 per diluted share, compared with the loss from continuing operations of $184.9 million, or $1.04 per diluted share, for the year ended December 31, 2005.  The decrease primarily reflects the decline in operating profit discussed above and an increase in tax expense of $35.5 million.  The Company intends to repatriate cash generated overseas to reduce U.S. debt.  2006 earnings reflect a charge of $123.0 million to establish a deferred tax liability related to this repatriation strategy.  Additionally, these declines were partly offset by a reduction in costs associated with the loss on early extinguishment of debt of $11.1 million, a decrease in interest expense of $5.2 million, a $5.7 million gain on the sale of the Company’s equity interest in the Davis Standard venture as well as $6.3 million of additional equity income generated by this venture in 2006.

For the year ended December 31, 2006, the Company recorded a gain on sale of discontinued operations of $47.5 million (net of taxes of $21.3 million), or $0.20 per diluted share, related to the sale of the OrganoSilicones business to GE in July of 2003.  This gain primarily represents the recognition of the additional contingent earn-out proceeds related to the combined performance of GE’s existing Silicones business and the OrganoSilicones business from the date of the sale through September 30, 2006.

Full Year Pro Forma and Non-GAAP Results

Net sales for the year ended December 31, 2006 were $3,722.7 million or 5 percent less than pro forma net sales of $3,898.4 million for the year ended December 31, 2005.  Of this decrease $221.6 million was attributable to lower volume, $48.3 million was due to the deconsolidation of the Polymer Processing Equipment business unit in April 2005, an additional $34 million was due to declines in volume and selling prices resulting from supply agreements related to the divestiture of the IWA business in May 2006, $9.1 million due to the net effect of other acquisitions and divestitures and $9 million due to unfavorable foreign currency effects, partially offset by a $146.3 million increase in selling prices.

On a non-GAAP basis, operating profit for the year ended December 31, 2006 of $260.9 million was $90.5 million or 26% lower than pro forma non-GAAP operating profit for the year ended December 31, 2005 of $351.4 million. This decrease is comprised of raw material and energy cost increases of $101.2 million, lower volumes of $83.3 million, $50 million of unfavorable manufacturing costs, $14.9 million of higher freight costs, $14.4 million costs of other strategic and corporate initiatives, $7.3 million of unfavorable foreign currency translation, $8.8 million related to the incremental effect of stock option expense, $7.7 million due to the sale of the IWA business in May 2006, $8.6 million of inventory write-offs, an increase in the provision for doubtful accounts of $8.5 million and other net increases in operating costs, which were partially offset by selling price increases of $146.3 million and synergy cost savings of $74.3 million.

Non-GAAP earnings from continuing operations for the year ended December 31, 2006 of $92.1 million, or $0.38 per diluted share, excludes pre-tax charges of $89.5 million for antitrust costs resulting primarily from settlement offers made to certain rubber chemicals, plastic additives and urethanes civil and indirect claimants and legal fees associated with the antitrust investigations and civil lawsuits, impairment of non-current assets of $80.3 million, a $44.0 million loss on early extinguishment of debt related to the retirement of the Company’s Senior Floating Rate Notes due 2010 and the 9.875% Senior Notes due 2012, $17.0 million for Merger costs, a $12.3 million loss on the sale of the IWA business, $17.8 million for additional depreciation due to the change in the useful life of certain assets at several of the Company’s manufacturing facilities, $8.8 million accelerated recognition of asset retirement obligations and $5.5 million for facility closures, severance and related costs.  Also excluded from non-GAAP earnings are a $5.7 million gain on sale of the Company’s equity interest in the Davis Standard venture, a $4.3 million favorable settlement of a contractual matter and $4.0 million of interest income on a favorable tax settlement.

Pro forma non-GAAP earnings from continuing operations for the year ended December 31, 2005 of $143.6 million, or $0.60 per diluted share, excludes pre-tax charges of $23.9 million for facility closures, severance and related costs, which included a charge of $19.5 million related to the closure of the Company’s Tarrytown, NY facility, $45.2 million of merger costs, $49.1 million for antitrust costs, $55.1 million for the loss on the early extinguishment of debt and $4.6 million for direct costs resulting from Hurricanes Katrina and Rita, partially offset by a pre-tax credit of $7.2 million for insurance recoveries related to a fire at the Company’s Conyers, GA facility and a $3.2 million gain related to a previously divested business.

The non-GAAP effective tax rate for the full year 2006 is 35.3%.

Non-GAAP operating profit, non-GAAP earnings from continuing operations and non-GAAP earnings per share from continuing operations are considered non-GAAP financial measures.  A reconciliation of the Company’s GAAP operating profit to non-GAAP and pro forma operating profit and of the Company’s GAAP earnings from continuing operations to non-GAAP and pro forma earnings from continuing operations is set forth in the supplemental disclosures attached to this press release.

Fourth Quarter Earnings Q&A Teleconference

Copies of the release as well as informational slides will be available on the Investor Relations section at www.chemtura.com.  The company will host a teleconference to review these results on Monday, February 12, at 9 a.m. EST.  Interested parties are asked to dial in approximately 10 minutes prior to the start time at (913) 981-5592.  Replay of the call will be available for two weeks starting at 12:30 p.m. EST on February 12.  To access the replay, call (719) 457-0820 and enter access code 7042015.

Live Internet access to the 2006 fourth quarter conference call will be available through the Investor Relations section of the Company’s Web site.

Chemtura Corporation, with 2006 sales of $3.7 billion, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products.    Additional information concerning Chemtura is available at www.chemtura.com.

###

Supplemental Historical Pro Forma and Non-GAAP Financial Information

Included in the Appendix to this press release are supplemental financial tables containing unaudited pro forma and non-GAAP adjusted Consolidated Statements of Earnings and Segment Operating Profit.  The attached schedules reflect adjustments to previously furnished information for changes in depreciation and amortization related to the Company’s fair value adjustment of Great Lakes’ property, plant and equipment and intangible assets. The schedules also reflect certain additional reclassifications to conform the former Great Lakes presentation to the Company’s presentation.

Unaudited Pro Forma Financial Information

The attached unaudited pro forma results of operations for the fourth quarter and year ended December 31, 2005 give effect to the Merger using the purchase method as if the Merger had been consummated as of January 1, 2005.  The pro forma unaudited results of operations combine the historical results of operations of the Company and Great Lakes with the following adjustments:

(1)       Pension – Represents a reduction in pension expense, principally due to the elimination of the impact of amortization of historical gains and losses from Great Lakes’ historical net periodic benefit cost.

(2)       Interest – Represents the impact on interest expense of amortization of the fair value adjustment to Great Lakes’ long-term debt.

(3)       Purchase accounting depreciation – Represents the impact on depreciation expense of the fair value adjustment and change in the remaining useful life of Great Lakes’ property, plant and equipment.

(4)       Amortization – Represents the impact on amortization expense of the fair value adjustment and change in remaining useful life of Great Lakes’ intangible assets.

(5)       Inventory accounting – Represents the impact of conforming Great Lakes’ inventory capitalization policy to a consistently applied method utilized by the Company.

(6)       Merger costs – Represents the reversal of merger costs incurred by Great Lakes in connection with the Merger.

(7)  In-process research and development costs – Represents the reversal of the write-off of in-process research and development.

(8)  Purchase accounting – Reversal of purchase accounting inventory fair value impact.

The unaudited pro forma results of operations do not give effect to synergies and cost savings. The pro forma results of operations do not purport to be indicative of what the actual results of operations would have been had the Merger been completed on the dates assumed or the results of operations that may be achieved in the future.

Conformed Great Lakes

The financial information presented as Conformed Great Lakes in the Appendix reflects reclassifications of historical Great Lakes financial information to conform to the Company’s presentation.

Non-GAAP Financial Measures

The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP).  These non-GAAP financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company.  Excluded items include facility closures, severance and related costs, antitrust costs, Merger costs, asset impairments, increased depreciation due to the change in useful life of assets, unusual and non-recurring catastrophic events or settlements, loss on early extinguishment of debt,  and gains and losses on disposition of business units. In addition to the non-GAAP financial measures discussed above, the Company has applied a non-GAAP effective income tax rate to our non-GAAP income before taxes. This rate incorporates an assumed mix of foreign earnings and taxes, permanent book-tax differences, various tax planning strategies and other assumptions. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.  The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends.  In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations.  While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.   In addition, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries.

Forward-Looking Statement

Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions; significant international operations and interests; the outcome and timing of antitrust investigations and related civil lawsuits to which Chemtura is subject; the ability to obtain increases in selling prices; the ability to retain sales volumes in the event of increasing selling prices; the ability to absorb fixed cost overhead in the event of lower volumes; pension and other post-retirement benefit plan assumptions; energy and raw material prices, availability and quality; production capacity; changes in interest rates and foreign currency exchange rates; changes in technology, market demand and customer requirements; the enactment of more stringent environmental laws and regulations; the ability to realize expected cost savings under Chemtura’s cost-reduction initiatives; the ability to successfully execute our portfolio divesture plan; the ability to reduce Chemtura’s debt levels; the ability to successfully integrate the Crompton and Great Lakes businesses, operations and information systems and achieve anticipated benefits from the Merger, including costs savings and synergies; and other risks and uncertainties detailed in filings with the Securities and Exchange Commission by Chemtura or its predecessor companies. These statements are based on Chemtura’s estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations.  Chemtura’s actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by Chemtura.

CHEMTURA CORPORATION

CHEMTURA CORPORATION

Condensed Consolidated Statements of Earnings (Unaudited)

(In thousands, except per share data)

	Fourth Quarter		Twelve Months Ended
	2006	2005	2006	2005

Net sales	$873,612	$876,133	$3,722,707	$2,986,608

Cost of products sold (*)	690,966	657,030	2,814,214	2,203,115
Selling, general and administrative (*)	91,678	105,308	394,673	333,080
Depreciation and amortization	65,890	53,715	214,151	157,822
Research and development	16,338	15,261	65,453	51,826
Facility closures, severance and related costs	7,395	(1,582)	5,482	22,713
Antitrust costs	18,782	35,889	89,534	49,109
Merger costs	1,118	17,166	17,010	45,230
In-process research and development	—	(2,100)	—	73,300
(Gain) loss on sale of businesses, net (*)	(79)	(3,199)	12,283	(3,199)
Income related to sale of Gustafson joint venture	—	—	(1,500)	—
Impairment of non-current assets	—	—	80,263	—
Equity income	(2,871)	(989)	(4,416)	(1,765)

Operating profit (loss)	(15,605)	(366)	35,560	55,377
Interest expense	21,614	29,815	102,485	107,701
Loss on early extinguishment of debt	133	44,232	44,030	55,091
Other expense, net (*)	4,512	4,665	6,427	12,237

Loss from continuing operations before income taxes	(41,864)	(79,078)	(117,382)	(119,652)
Income tax expense	104,034	13,890	100,708	65,198

Loss from continuing operations	(145,898)	(92,968)	(218,090)	(184,850)
Earnings from discontinued operations	—	14	—	2,645
Gain (loss) on sale of discontinued operations	1,566	22,345	47,491	(3,889)
Cumulative effect of accounting change	—	(546)	—	(546)

Net loss	$(144,332)	$(71,155)	$(170,599)	$(186,640)

Basic earnings (loss) per common share:
Loss from continuing operations	$(0.61)	$(0.39)	$(0.91)	$(1.04)
Earnings from discontinued operations	—	—	—	0.01
Gain (loss) on sale of discontinued operations	0.01	0.09	0.20	(0.02)
Cumulative effect of accounting change	—	—	—	—
Net loss	$(0.60)	$(0.30)	$(0.71)	$(1.05)

Diluted earnings (loss) per common share:
Loss from continuing operations	$(0.61)	$(0.39)	$(0.91)	$(1.04)
Earnings from discontinued operations	—	—	—	0.01
Gain (loss) on sale of discontinued operations	0.01	0.09	0.20	(0.02)
Cumulative effect of accounting change	—	—	—	—
Net loss	$(0.60)	$(0.30)	$(0.71)	$(1.05)

Weighted average shares outstanding - basic	240,700	239,937	240,486	178,404

Weighted average shares outstanding - diluted	240,700	239,937	240,486	178,404

(*)         Certain amounts relating to operations have been reclassified from other expense (income), net to cost of products sold and selling, general and administrative expense in 2005 to be comparable to the 2006 presentation. Additionally, certain amounts related to Witco corporation’s legacy pension and post-retirement benefit obligations and losses on sale of businesses have been reclassified to selling, general and administrative expense and gain (loss) on sale of businesses, net, for the twelve months of 2006 and the fourth quarter and twelve months of 2005.

CHEMTURA CORPORATION

Condensed Consolidated Balance Sheets

(In thousands of dollars)

	December 31, 2006	December 31, 2005
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$95,113	$138,556
Accounts receivable	342,141	547,857
Inventories	660,408	661,617
Other current assets	243,560	193,570
Total current assets	1,341,222	1,541,600

NON-CURRENT ASSETS
Property, plant and equipment, net	1,147,233	1,192,335
Cost in excess of acquired net assets	1,161,235	1,211,459
Intangible assets, net	559,023	620,677
Other assets	165,259	419,932

	$4,373,972	$4,986,003

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term borrowings	$48,118	$60,168
Accounts payable	284,637	310,485
Accrued expenses	436,429	444,336
Income taxes payable	53,920	160,700
Total current liabilities	823,104	975,689

NON-CURRENT LIABILITIES
Long-term debt	1,063,360	1,309,603
Pension and post-retirement health care liabilities	439,924	618,539
Other liabilities	329,242	306,775

STOCKHOLDERS’ EQUITY
Common stock	2,522	2,515
Additional paid-in capital	3,005,101	2,950,649
Accumulated deficit	(1,088,432)	(869,873)
Accumulated other comprehensive loss	(34,007)	(141,052)
Treasury stock at cost	(166,842)	(166,842)
Total stockholders’ equity	1,718,342	1,775,397

	$4,373,972	$4,986,003

CHEMTURA CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands of dollars)

	Twelve Months Ended
Increase (decrease) to cash	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(170,599)	$(186,640)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Loss on sale of businesses, net	12,283	—
(Gain) loss on sale of discontinued operations	(47,491)	3,889
(Gain) loss on sale of equity interest in venture	(5,729)	—
Impairment of non-current assets	80,263	—
Loss on early extinguishment of debt	44,030	55,091
Depreciation and amortization	214,151	160,602
Stock-based compensation expense	13,703	5,001
Provision for doubtful accounts	19,793	11,253
Equity income, net of cash distributions	2,790	(1,528)
In-process research and development	—	73,300
Cumulative effect of accounting change	—	546
Changes in assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	23,462	73,439
Accounts receivable - securitization	194,307	(104,771)
Inventories	22,487	32,561
Accounts payable	(33,496)	(60,276)
Deposit for civil antitrust settlement	(51,000)	—
Pension and post-retirement health care liabilities	(68,317)	(49,772)
Other	158	(91,907)
Net cash provided by (used in) operations	250,795	(79,212)

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from divestments	196,141	108,809
Acquisitions, net of cash acquired	(8,842)	57,397
Merger transaction costs paid	(8,540)	(16,259)
Capital expenditures	(127,999)	(104,365)
Other investing activities	331	5,563
Net cash provided by investing activities	51,091	51,145

CASH FLOWS FROM FINANCING ACTIVITIES
(Payments on) proceeds from credit facility	(414,095)	383,000
Payments on long-term borrowings	497,262	(406,498)
Proceeds on long-term borrowings	(323,689)	9,000
Proceeds from (payments on) short-term borrowings	(16,125)	35,667
Premium paid on early extinguishment of debt	(35,703)	(40,657)
Payments for debt issuance costs	(5,775)	(2,547)
Dividends paid	(48,099)	(35,555)
Repayment of life insurance policy loan	(9,854)	—
Proceeds from exercise of stock options	3,359	75,275
Other financing activities	(2,017)	(856)
Net cash (used in) provided by financing activities	(354,736)	16,829

CASH AND CASH EQUIVALENTS
Effect of exchange rates on cash and cash equivalents	9,407	(8,906)

Change in cash and cash equivalents	(43,443)	(20,144)
Cash and cash equivalents at beginning of period	138,556	158,700

Cash and cash equivalents at end of period	$95,113	$138,556

Note:   The 2005 Condensed Consolidated Statement of Cash Flows have not been adjusted to reflect discontinued operations and thus includes the cash flows of the Refined Products business, which was sold in June 2005.

CHEMTURA CORPORATION

Condensed Segment Net Sales and Operating Profit (Loss) (Unaudited)

(In thousands of dollars)

	Fourth Quarter		Twelve Months Ended
	2006	2005	2006	2005
NET SALES

Plastic Additives	$394,020	$363,797	$1,604,142	$1,156,627
Polymers	117,195	126,253	492,021	517,471
Specialty Additives	131,781	140,147	555,585	561,090
Crop Protection	81,749	82,068	360,134	353,610
Consumer Products	115,406	120,964	565,699	261,258
Other (a)	33,461	42,904	145,126	136,552
Total net sales	873,612	876,133	3,722,707	2,986,608

OPERATING PROFIT (LOSS)

Plastic Additives	$11,978	$15,938	$102,435	$73,466
Polymers	14,499	18,671	66,259	94,355
Specialty Additives	8,895	19,736	57,520	95,978
Crop Protection	7,416	7,850	64,559	82,106
Consumer Products	6,683	12,707	70,483	23,215
Other (a)	4,544	3,347	15,454	5,208
	54,015	78,249	376,710	374,328

General corporate expense, including amortization	(42,404)	(32,441)	(138,078)	(94,698)
Facility closures, severance and related costs	(7,395)	1,582	(5,482)	(22,713)
Antitrust costs	(18,782)	(35,889)	(89,534)	(49,109)
Merger costs	(1,118)	(17,166)	(17,010)	(45,230)
Purchase accounting - inventory fair value impact	—	—	—	(37,100)
In-process research and development	—	2,100	—	(73,300)
Gain (loss) on the sale of businesses, net	79	3,199	(12,283)	3,199
Income related to sale of Gustafson joint venture	—	—	1,500	—
Impairment of non-current assets	—	—	(80,263)	—
Total operating profit (loss)	$(15,605)	$(366)	$35,560	$55,377

(a) As a result of the April 29, 2005 contribution of the assets of the Polymer Processing Equipment segment in exchange for a non-controlling interest in the Davis-Standard LLC venture, Polymer Processing Equipment ceased to be a reporting segment of the Company. The Company is recording its proportionate share of the venture’s earnings in Other expense, net.

CHEMTURA CORPORATION	SUPPLEMENTARY SCHEDULE

Major Factors Affecting Pro Forma Net Sales and Operating Results (Unaudited)

Quarter and twelve months ended December 31, 2006 versus 2005

(In millions of dollars)

The following table summarizes the major factors contributing to the fourth quarter and twelve month changes in operating results versus the prior year pro forma operating results:

	Quarter Ended December 31,		Twelve Months Ended December 31,
		Pre-tax		Pre-tax
		Earnings		Earnings
		(Loss) from		(Loss) from
	Net	Continuing	Net	Continuing
	Sales	Operations	Sales	Operations

2005 *	$876.1	$(81.2)	$3,898.4	$51.4

2005 Facility closures, severance and related costs	—	(1.6)	—	23.9
2005 Antitrust costs	—	35.9	—	49.1
2005 Merger costs	—	17.2	—	45.2
2005 Gain/Loss on disposition of Business	—	(3.2)	—	(3.2)
2005 Hurricane costs	—	—	—	4.6
2005 Conveyors fire insurance recoveries	—	—	—	(7.2)
2005 Change in useful life of assets	—	1.9	—	1.9
2005 Early extinguishment of debt	—	44.2	—	55.1
	876.1	13.2	3,898.4	220.8

Higher selling prices	16.1	16.1	146.3	146.3
Reduced unit volume/mix	(18.1)	(7.2)	(221.6)	(83.3)
Foreign currency impact	12.0	(0.2)	(9.0)	(7.3)
Polymer Processing Equipment	—	—	(48.3)	3.0
Industrial Water Additives divested business	(10.4)	(1.2)	(34.0)	(7.7)
Other acquisitions/divestitures	(2.1)	—	(9.1)	2.5
Cost savings	—	12.8	—	74.3
Higher raw materials/energy costs	—	(24.7)	—	(101.2)
Unfavorable manufacturing productivity/absorption	—	(5.8)	—	(50.0)
Higher freight costs	—	(1.9)	—	(14.9)
Other strategic and corporate initiatives	—	(4.2)	—	(14.4)
Stock option expense	—	(2.3)	—	(8.8)
Higher A/R securitization fees	—	(1.7)	—	(4.0)
Inventory write-offs	—	(3.1)	—	(8.6)
2005 interest income from tax settlement	—	—	—	(2.2)
Lower interest expense	—	8.2	—	14.6
Increase in provision for doubtful accounts	—	(5.0)	—	(8.5)
Other	—	4.7	—	(8.3)
	873.6	(2.3)	3,722.7	142.3

2006 Accelerated recognition of asset retirement obligation	—	(8.8)	—	(8.8)
2006 Change in useful life of assets	—	(9.1)	—	(17.8)
2006 Facility closures, severance and related costs	—	(7.4)	—	(5.5)
2006 Antitrust costs	—	(18.8)	—	(89.5)
2006 Merger expense	—	(1.1)	—	(17.0)
2006 Gain (loss) on sale of business, net	—	0.1	—	(12.3)
2006 Impairment of long-lived assets	—	—	—	(80.3)
2006 Gain on sale of equity interest in Davis Standard venture	—	5.7	—	5.7
2006 Early extinguishment of debt	—	(0.1)	—	(44.0)
2006 Favorable settlement of contractual matter	—	—	—	4.3
2006 Revision to gain on sale of Gustafson joint venture	—	—	—	1.5
2006 Interest income from tax settlement	—	—	—	4.0

2006	$873.6	$(41.8)	$3,722.7	$(117.4)

* Represents the pro forma net sales and pre-tax earnings from continuing operations, giving effect to the Merger with Great Lakes as if it had been consummated as of the beginning of January 1, 2005.

CHEMTURA CORPORATION

Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2006	Pro Forma 2005	2006	Pro Forma 2005

Net sales	$873,612	$876,133	$3,722,707	$3,898,442

Cost of products sold (*)	682,189	657,030	2,805,437	2,841,553
Selling, general and administrative (*)	91,678	105,308	398,973	443,449
Depreciation and amortization	56,770	51,792	196,371	199,527
Research and development	16,338	15,261	65,453	65,023
Equity income	(2,871)	(989)	(4,416)	(2,503)

Operating profit	29,508	47,731	260,889	351,393
Interest expense	21,614	29,815	102,485	117,111
Other expense, net (*)	10,241	4,665	16,129	13,401

Earnings from continuing operations before income taxes	(2,347)	13,251	142,275	220,881
Income tax expense (benefit)	907	4,639	50,224	77,310

Earnings (loss) from continuing operations	$(3,254)	$8,612	$92,051	$143,571

Diluted earnings (loss) per share from continuing operations	$(0.01)	$0.04	$0.38	$0.60

Weighted average shares outstanding - diluted	240,700	242,616	241,276	239,646

(*) Certain amounts relating to operations have been reclassified from Other expense (income), net to cost of products sold and Selling, general and administrative expense in 2005 to be comparable to the 2006 presentation. Additionally, certain amounts related to legacy Witco Corporation pension and post-retirement benefit obligations have been reclassified to Selling, general and administrative for the three months of 2005 and the fourth quarter and twelve months of 2005.

CHEMTURA CORPORATION

Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

			Non-GAAP
	Quarter Ended		Quarter Ended
	December 31,	Non-GAAP	December 31,
	2006	Adjustments	2006

Net sales	$873,612	$—	$873,612

Cost of products sold	690,966	(8,777)	682,189
Selling, general and administrative	91,678	—	91,678
Depreciation and amortization	65,890	(9,120)	56,770
Research and development	16,338	—	16,338
Facility closures, severance and related costs	7,395	(7,395)	—
Antitrust costs	18,782	(18,782)	—
Merger costs	1,118	(1,118)	—
Gain on sale of businesses, net	(79)	79	—
Equity income	(2,871)	—	(2,871)

Operating profit (loss)	(15,605)	45,113	29,508
Interest expense	21,614	—	21,614
Loss on early extinguishment of debt	133	(133)	—
Other expense, net	4,512	5,729	10,241

Earnings (loss) from continuing operations before income taxes	(41,864)	39,517	(2,347)
Income tax expense (benefit)	104,034	(103,127)	907

Earnings (loss) from continuing operations	$(145,898)	$142,644	$(3,254)

Diluted earnings per share from continuing operations			$(0.01)

Diluted weighted average shares outstanding			240,700

Non-GAAP Adjustments consist of the following:

Non-GAAP

Accelerated recognition of asset retirement obligation	$8,777
Change in useful life of property, plant and equipment	9,120
Facility closures, severance and related costs	7,395
Antitrust costs	18,782
Merger costs	1,118
Gain on sale of business	(79)
Loss on early extinguishment of debt	133
Gain on sale equity interest in Davis Standard venture	(5,729)
Pre-Tax	39,517

Adjustment to apply a non-GAAP effective tax rate	(103,127)
After-Tax	$142,644

CHEMTURA CORPORATION

Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

			Non-GAAP
	Twelve Months		Twelve Months
	Ended		Ended
	December 31,	Non-GAAP	December 31,
	2006	Adjustments	2006

Net sales	$3,722,707	$—	$3,722,707

Cost of products sold	2,814,214	(8,777)	2,805,437
Selling, general and administrative	394,673	4,300	398,973
Depreciation and amortization	214,151	(17,780)	196,371
Research and development	65,453	—	65,453
Facility closures, severance and related costs	5,482	(5,482)	—
Antitrust costs	89,534	(89,534)	—
Merger costs	17,010	(17,010)	—
Loss on sale of businesses, net	12,283	(12,283)	—
Income related to sale of Gustafson joint venture	(1,500)	1,500	—
Impairment of non-current assets	80,263	(80,263)	—
Equity income	(4,416)	—	(4,416)

Operating profit	35,560	225,329	260,889
Interest expense	102,485	—	102,485
Loss on early extinguishment of debt	44,030	(44,030)	—
Other expense (income), net	6,427	9,702	16,129

Earnings (loss) from continuing operations before income taxes	(117,382)	259,657	142,275
Income tax expense (benefit)	100,708	(50,484)	50,224

Earnings (loss) from continuing operations	$(218,090)	$310,141	$92,051

Diluted earnings per share from continuing operations			$0.38

Diluted weighted average shares outstanding			241,276

Non-GAAP Adjustments consist of the following:

Non-GAAP

Accelerated recognition of asset retirement obligation	$8,777
Favorable settlement of contractual matter	(4,300)
Change in useful life of property, plant and equipment	17,780
Facility closures, severance and related costs	5,482
Antitrust costs	89,534
Merger costs	17,010
Loss on sale of businesses, net	12,283
Revision to sale of Gustafson joint venture	(1,500)
Impairment of non-current assets	80,263
Loss on early extinguishment of debt	44,030
Gain on sale of equity interest in Davis Standard venture	(5,729)
Interest income on tax settlement	(3,973)
Pre-Tax	259,657

Adjustment to apply a non-GAAP effective tax rate	(50,484)
After-Tax	$310,141

CHEMTURA CORPORATION

Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

					Pro Forma
			Pro Forma		Non-GAAP
	Chemtura		Combined		Combined
	Quarter Ended		Quarter Ended		Quarter Ended
	December 31,	Pro Forma	December 31,	Non-GAAP	December 31,
	2005	Adjustments	2005	Adjustments	2005

Net sales	$876,133	$—	$876,133	$—	$876,133

Cost of products sold	657,030	—	657,030	—	657,030
Selling, general and administrative	105,308	—	105,308	—	105,308
Depreciation and amortization	53,715	—	53,715	(1,923)	51,792
Research and development	15,261	—	15,261	—	15,261
Facility closures, severance and related costs	(1,582)	—	(1,582)	1,582	—
Antitrust costs	35,889	—	35,889	(35,889)	—
Merger costs	17,166	—	17,166	(17,166)	—
In-process research and development	(2,100)	2,100	—	—	—
(Gain) loss on sale of businesses, net (*)	(3,199)		(3,199)	3,199	—
Equity income	(989)	—	(989)	—	(989)

Operating profit (loss)	(366)	(2,100)	(2,466)	50,197	47,731
Interest expense	29,815	—	29,815	—	29,815
Loss on early extinguishment of debt	44,232	—	44,232	(44,232)	—
Other expense, net	4,665	—	4,665	—	4,665

Earnings (loss) from continuing operations before income taxes	(79,078)	(2,100)	(81,178)	94,429	13,251
Income tax expense (benefit)	13,890	—	13,890	(9,251)	4,639

Earnings (loss) from continuing operations	$(92,968)	$(2,100)	$(95,068)	$103,680	$8,612

Diluted earnings per share from continuing operations			$(0.40)		$0.04

Diluted weighted average shares outstanding			239,937		242,616

Pro Forma Adjustments consist of the following:

Pro Forma

In-process research and development	$(2,100)
Pre-Tax	(2,100)
Adjustment to apply a pro forma effective tax rate	—
After-Tax	$(2,100)

Non-GAAP Adjustments consist of the following:

Non-GAAP

Facility closures, severance and related costs	$(1,582)
Antitrust costs	35,889
Merger costs	17,166
Gain/Loss on disposition of business	(3,199)
Loss on early extinguishment of debt	44,232
Change in useful life of assets	1,923
Pre-Tax	94,429
Adjustment to apply a pro forma effective tax rate	(9,251)
After-Tax	$103,680

CHEMTURA CORPORATION

Pro Forma Non-GAAP Condensed Consolidated Statement of Earnings (Unaudited)

(In thousands, except per share data)

						Pro Forma
		Conformed		Pro Forma		Non-GAAP
	Chemtura	Great Lakes		Combined		Combined
	Twelve Months	Twelve Months		Twelve Months		Twelve Months
	Ended	Ended		Ended		Ended
	December 31,	December 31,	Pro Forma	December 31,	Non-GAAP	December 31,
	2005	2005	Adjustments	2005	Adjustments	2005

Net sales	$2,986,608	$911,834	$—	$3,898,442	$—	$3,898,442

Cost of products sold	2,203,115	673,401	(37,563)	2,838,953	2,600	2,841,553
Selling, general and administrative	333,080	110,849	(480)	443,449	—	443,449
Depreciation and amortization	157,822	39,748	3,880	201,450	(1,923)	199,527
Research and development	51,826	13,301	(104)	65,023	—	65,023
Facility closures, severance and related costs	22,713	1,228	—	23,941	(23,941)	—
Antitrust costs	49,109	—	—	49,109	(49,109)	—
Merger costs	45,230	138,429	(138,429)	45,230	(45,230)	—
In-process research and development	73,300	—	(73,300)	—	—	—
(Gain) loss on sale of businesses, net (*)	(3,199)	—	—	(3,199)	3,199	—
Equity income	(1,765)	(738)	—	(2,503)	—	(2,503)

Operating profit (loss)	55,377	(64,384)	245,996	236,989	114,404	351,393
Interest expense	107,701	13,814	(4,404)	117,111	—	117,111
Loss on early extinguishment of debt	55,091	—	—	55,091	(55,091)	—
Other expense, net	12,237	1,164	—	13,401	—	13,401

Earnings (loss) from continuing operations before income taxes	(119,652)	(79,362)	250,400	51,386	169,495	220,881
Income tax expense (benefit)	65,198	(3,833)	37,232	98,597	(21,287)	77,310

Earnings (loss) from continuing operations	$(184,850)	$(75,529)	$213,168	$(47,211)	$190,782	$143,571

Diluted earnings per share from continuing operations				$(0.20)		$0.60

Diluted weighted average shares outstanding				235,925		239,646

Pro Forma Adjustments consist of the following:

Pre-Tax

Pension	$1,950
Interest	4,404
Purchase accounting depreciation	5,274
Amortization	(9,154)
Inventory Accounting	(903)
Merger costs	138,429
Purchase accounting inventory fair value impact	37,100
In-process research and development	73,300
250,400
Adjustment to apply a pro forma effective tax rate	(37,232)
After-Tax	$213,168

Non-GAAP Adjustments consist of the following:

	Pre-Tax

Facility closures, severance and related costs	$23,941
Antitrust costs	49,109
Merger costs	45,230
Gain/Loss on disposition of Business	(3,199)
Hurricane costs	4,563	(a)
Conyers fire insurance recoveries	(7,163)	(b)
Loss on early extinguishment of debt	55,091
Change in useful life of assets	1,923
	169,495
Adjustment to apply a pro forma effective tax rate	21,287
After-Tax	$190,782

(a) Includes direct expenses due to Hurricanes Katrina and Rita.

(b) Represents insurance recoveries related to a fire at the Company’s Conyers, Georgia facility.

CHEMTURA CORPORATION	SUPPLEMENTARY SCHEDULE

Condensed Non-GAAP Segment Net Sales and Operating Profit (Unaudited)

(In thousands of dollars)

	Quarter Ended December 31,		Twelve Months Ended
	2006	Pro Forma 2005	2006	Pro Forma 2005
NET SALES

Plastic Additives	$394,020	$363,797	$1,604,142	$1,589,360
Polymers	117,195	126,253	492,021	517,471
Specialty Additives	131,781	140,147	555,585	581,233
Crop Protection	81,749	82,068	360,134	376,774
Consumer Products	115,406	120,964	565,699	607,212
Other (a)	33,461	42,904	145,126	226,392
Total net sales	$873,612	$876,133	$3,722,707	$3,898,442

OPERATING PROFIT

Plastic Additives	$16,562	$15,938	$107,019	$118,989
Polymers	14,499	18,671	66,259	95,235
Specialty Additives	12,790	19,736	61,415	99,792
Crop Protection	7,416	7,850	64,559	89,484
Consumer Products	6,683	12,707	70,483	52,056
Other (a)	4,544	3,347	15,454	16,790
	62,494	78,249	385,189	472,346

General corporate expense	(32,986)	(30,518)	(124,300)	(120,953)

Total operating profit	$29,508	$47,731	$260,889	$351,393

(a) As a result of the April 29, 2005 contribution of the assets of the Polymer Processing Equipment segment in exchange for a non-controlling interest in the Davis-Standard LLC venture, Polymer Processing Equipment ceased to be a reporting segment of the Company. The Company is recording its proportionate share of the venture’s earnings in Other expense, net.

CHEMTURA CORPORATION

Non-GAAP Segment Net Sales and Operating Profit (Unaudited)

(In thousands of dollars)

			Non-GAAP
	Quarter Ended		Quarter Ended
	December 31,	Non-GAAP	December 31,
	2006	Adjustments	2006
NET SALES

Plastic Additives	$394,020	$—	$394,020
Polymers	117,195	—	117,195
Specialty Additives	131,781	—	131,781
Crop Protection	81,749	—	81,749
Consumer Products	115,406	—	115,406
Other	33,461	—	33,461
	$873,612	$—	$873,612

OPERATING PROFIT (LOSS)

Plastic Additives	$11,978	$4,584	$16,562
Polymers	14,499	—	14,499
Specialty Additives	8,895	3,895	12,790
Crop Protection	7,416	—	7,416
Consumer Products	6,683	—	6,683
Other	4,544	—	4,544
	54,015	8,479	62,494

General corporate expense	(42,404)	9,418	(32,986)
Facility closures, severance and related costs	(7,395)	7,395	—
Antitrust costs	(18,782)	18,782	—
Merger costs	(1,118)	1,118	—
Gain (loss) on the sale of businesses, net	79	(79)	—
Total operating profit (loss)	$(15,605)	$45,113	$29,508

Non-GAAP Adjustments consist of the following:

Operating
Profit

Accelerated recognition of asset retirement obligation	$8,777
Change in useful life of assets property, plant and equipment	9,120
Facility closures, severance and related costs	7,395
Antitrust costs	18,782
Merger costs	1,118
Gain on sale of business, net	(79)
$45,113

CHEMTURA CORPORATION

Non-GAAP Segment Net Sales and Operating Profit (Unaudited)

(In thousands of dollars)

			Non-GAAP
	Twelve months		Twelve months
	ended		ended
	December 31,	Non-GAAP	December 31,
	2006	Adjustments	2006
NET SALES

Plastic Additives	$1,604,142	$—	$1,604,142
Polymers	492,021	—	492,021
Specialty Additives	555,585	—	555,585
Crop Protection	360,134	—	360,134
Consumer Products	565,699	—	565,699
Other	145,126	—	145,126
	$3,722,707	$—	$3,722,707

OPERATING PROFIT

Plastic Additives	$102,435	$4,584	$107,019
Polymers	66,259	—	66,259
Specialty Additives	57,520	3,895	61,415
Crop Protection	64,559	—	64,559
Consumer Products	70,483	—	70,483
Other	15,454	—	15,454
	376,710	8,479	385,189

General corporate expense	(138,078)	13,778	(124,300)
Facility closures, severance and related costs	(5,482)	5,482	—
Antitrust costs	(89,534)	89,534	—
Merger costs	(17,010)	17,010	—
Loss on the sale of businesses, net	(12,283)	12,283	—
Income related to sale of Gustafson joint venture	1,500	(1,500)	—
Impairment of non-current assets	(80,263)	80,263	—

Total operating profit	$35,560	$225,329	$260,889

Non-GAAP Adjustments consist of the following:

Operating
Profit

Accelerated recognition of asset retirement obligation	$8,777
Favorable settlement of contractual matter	(4,300)
Change in useful life of assets property, plant and equipment	17,780
Facility closures, severance and related costs	5,482
Antitrust costs	89,534
Merger costs	17,010
Loss on the sale of businesses, net	12,283
Revision to sale of Gustafson joint venture	(1,500)
Impairment of non-current assets	80,263
$225,329

CHEMTURA CORPORATION

Pro Forma Non-GAAP Segment Net Sales and Operating Profit (Loss) (Unaudited)

(In thousands of dollars)

					Pro Forma
			Pro Forma		Non-GAAP
			Combined		Combined
	Quarter Ended		Quarter Ended		Quarter Ended
	December 31,	Pro Forma	December 31,	Non-GAAP	December 31,
	2005	Adjustments	2005	Adjustments	2005
NET SALES

Plastic Additives	$363,797	$—	$363,797	$—	$363,797
Polymers	126,253	—	126,253	—	126,253
Specialty Additives	140,147	—	140,147	—	140,147
Crop Protection	82,068	—	82,068	—	82,068
Consumer Products	120,964	—	120,964	—	120,964
Other	42,904	—	42,904	—	42,904
	$876,133	$—	$876,133	$—	$876,133

OPERATING PROFIT (LOSS)

Plastic Additives	$15,938	$—	$15,938	$—	$15,938
Polymers	18,671	—	18,671	—	18,671
Specialty Additives	19,736	—	19,736	—	19,736
Crop Protection	7,850	—	7,850	—	7,850
Consumer Products	12,707	—	12,707	—	12,707
Other	3,347	—	3,347	—	3,347

	78,249	—	78,249	—	78,249

General corporate expense	(32,441)	—	(32,441)	1,923	(30,518)
Facility closures, severance and related costs	1,582	—	1,582	(1,582)	—
Antitrust costs	(35,889)	—	(35,889)	35,889	—
Merger costs	(17,166)	—	(17,166)	17,166	—
In-process research and development	2,100	(2,100)	—	—	—
(Gain) loss on sale of businesses, net (*)	3,199	—	3,199	(3,199)	—

Total operating profit (loss)	$(366)	$(2,100)	$(2,466)	$50,197	$47,731

Pro Forma Adjustments consist of the following:

Operating
Profit

In-process research and development	$(2,100)
$(2,100)

Non-GAAP Adjustments consist of the following:

Operating
Profit

Facility closures, severance and related costs	$(1,582)
Antitrust costs	35,889
Merger costs	17,166
Change in useful life of assets	1,923
(Gain) loss on sale of businesses, net (*)	(3,199)
$50,197

CHEMTURA CORPORATION

Condensed Pro Forma Non-GAAP Segment Net Sales and Operating Profit (Loss) (Unaudited)

(In thousands of dollars)

						Pro Forma
		Conformed		Pro Forma		Non-GAAP
		Great Lakes		Combined		Combined
	Twelve Months	Twelve Months		Twelve Months		Twelve Months
	Ended	Ended		Ended		Ended
	December 31,	December 31,	Pro Forma	December 31,	Non-GAAP	December 31,
	2005	2005	Adjustments	2005	Adjustments	2005
NET SALES

Plastic Additives	$1,156,627	$432,733	$—	$1,589,360	$—	$1,589,360
Polymers	517,471	—	—	517,471	—	517,471
Specialty Additives	561,090	20,143	—	581,233	—	581,233
Crop Protection	353,610	23,164	—	376,774	—	376,774
Consumer Products	261,258	345,954	—	607,212	—	607,212
Other	136,552	89,840	—	226,392	—	226,392
	$2,986,608	$911,834	$—	$3,898,442	$—	$3,898,442

OPERATING PROFIT (LOSS)

Plastic Additives	$73,466	$34,902	$8,623	$116,991	$1,998	$118,989
Polymers	94,355	—	—	94,355	880	95,235
Specialty Additives	95,978	2,478	308	98,764	1,028	99,792
Crop Protection	82,106	7,216	162	89,484	—	89,484
Consumer Products	23,215	31,642	(4,295)	50,562	1,494	52,056
Other	5,208	10,225	1,357	16,790	—	16,790

	374,328	86,463	6,155	466,946	5,400	472,346

General corporate expense	(94,698)	(11,190)	(8,988)	(114,876)	(6,077)	(120,953)
Facility closures, severance and related costs	(22,713)	(1,228)	—	(23,941)	23,941	—
Antitrust costs	(49,109)	—	—	(49,109)	49,109	—
Merger costs	(45,230)	(138,429)	138,429	(45,230)	45,230	—
Purchase accounting - inventory fair value impact	(37,100)	—	37,100	—	—	—
In-process research and development	(73,300)	—	73,300	—	—	—
(Gain) loss on sale of businesses, net (*)	3,199	—	—	3,199	(3,199)	—

Total operating profit (loss)	$55,377	$(64,384)	$245,996	$236,989	$114,404	$351,393

Pro Forma Adjustments consist of the following:

Operating
Profit

Pension	$1,950
Purchase Accounting Depreciation	5,274
Amortization	(9,154)
Purchase accounting - inventory fair value impact	36,197
Merger Costs	138,429
In-process research and development	73,300
$245,996

Non-GAAP Adjustments consist of the following:

Operating
Profit

Facility closures, severance and related costs	$23,941
Antitrust costs	49,109
Merger Costs	45,230
(Gain) loss on sale of businesses, net (*)	(3,199)
Hurricane costs	4,563
Conyers fire costs	(7,163)
Change in useful life of assets	1,923
$114,404